UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: NOVEMBER 19, 2007

SHANDONG ZHOUYUAN SEED AND NURSERY CO., LTD.
(Exact name of Registrant as specified in its charter)

Delaware	3-52472	58-2258912
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

238 Jianxindong Street, Laizhou, Shandong Province, the People’s Republic of China
(Address of principal executive offices)

011-86451-8271-3712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Mr. Daoqi Jiang and Mr. Chunman Zhang resigned from the board of directors of Shandong Zhouyuan Seed and Nursery Co., Ltd. (the “Company”), effective November 19, 2008.  Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Jian Zhou was appointed as director and vice chairman and Mr. Chi Tai was appointed as director to the Company’s board of directors effective as of December 10, 2008.  In connection with the appointment Mr. Zhou will receive 250,000 shares of the Company’s common stock and Mr. Tai will receive 200,000 shares of the Company’s common stock at the first anniversary of their appointments to the Company’s board of directors.

Mr. Zhou currently serves as Chairman of Sichuan Jiancheng Technology Industry Co., Ltd. and has held the position since 2004.  He concurrently serves as Chairman of Sichuan Southwest Jiaotong University Long Hui Software Development Co., Ltd. and has served in that capacity since 2005.  From 2004 to 2005, Mr. Zhou held the positions of Vice Chairman and Executive Deputy General Manager of Sichuan C.Net.  In addition, Mr. Zhou is also a director of American Nano Silicon Technology, Inc. (ANNO.PK).

Mr. Chi Tai is currently the chief executive officer of www.chineseticketbox.com and has held the position since 1992.  Mr. Tai is also the person in charge of Fremont Peralta Auto Center and has been since 1992.  Since 1982, Mr. Tai has been the person in charge of San Francisco Potrero Unocal 76 Service Center.

Chief Financial Officer

Mr. Chunman Zhang, Chief Financial Officer of the Company, resigned effective as of December 10, 2008. Mr. Zhang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Yiquen Liu, was appointed as the Company’s Chief Financial Officer effective as of December 10, 2008 to succeed Mr. Zhang.  Prior to joining the Company as its Chief Financial Officer, Ms. Liu served as the Chief Financial Officer of Fuxiangju Hotel of Shandong Province of China from January 2008 to November 2008.  From May 2006 to August 2007, Ms. Liu was the Director of Finance for the Beijing branch of Chengdu Sanhe Group.  From September 2004 to April 2006 Ms. Liu served as an assistant to the general manager of Chengdu Sanhe Group.  From January 2003 to July 2004, Ms. Liu held the position of in house accountant for Beijing Tianyu Logistics Company, Dongcheng District branch office.

Ms. Liu will receive 180,000 shares of the Company’s common stock as compensation for her services as the Company’s Chief Financial Officer on the first anniversary of her appointment to the position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHANDONG ZHOUYUAN SEED AND NURSERY CO., LTD.

Date: December 23, 2008	/s/ Wang Zhigang
Wang Zhigang
Chief Executive Officer